UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 26, 2024, AmeriGas Partners, L.P. (“AmeriGas Partners”) and AmeriGas Finance Corp. (“Finance Corp.” and, together with AmeriGas Partners, the “Issuers”), indirect, wholly-owned subsidiaries of UGI Corporation (the “Company”), announced the early tender results for the previously announced cash tender offer (the “Tender Offer”) for the Issuers’ 5.500% Senior Notes due 2025 (the “Notes”). In connection with the foregoing, the Issuers have also increased the maximum aggregate principal amount of the Notes that they will accept for purchase from the previously announced amount of $450,000,000 to $475,000,000 (as amended herein, the “Tender Cap”).

The Tender Offer is being made upon the terms and subject to the conditions set forth in the offer to purchase, dated June 11, 2024 (as amended herein, the “Offer to Purchase”). The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offer. Except as specifically amended in the press release announcing the early results of, and upsize in, the Tender Offer all other terms of the Tender Offer as previously announced in the Offer to Purchase remain unchanged. A copy of the press release announcing the early results of, and upsize in, the Tender Offer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on June 25, 2024 (the “Early Tender Deadline”), according to information provided by D.F. King & Co., Inc., the information and tender agent for the Tender Offer, the aggregate principal amount of the Notes as set forth in the table below under “Principal Amount Tendered at Early Tender Deadline” has been validly tendered and not validly withdrawn. Withdrawal rights expired at 5:00 p.m., New York City time, on the Early Tender Deadline.

Title of Security	CUSIP No.	Principal Amount Outstanding	Principal Amount Tendered at Early Tender Deadline	Aggregate Principal Amount Accepted for Purchase
5.500% Senior Notes due 2025	030981AK0	$693,067,000	$632,586,000	$475,000,000

The Issuers have elected to exercise their right to make payment for the Notes that were validly tendered prior to or at the Early Tender Deadline and that are accepted for purchase on June 27, 2024 (the “Initial Settlement Date”).

The acceptance of tendered Notes was made in accordance with the Tender Offer terms as described in the Offer to Purchase. As the aggregate principal amount of the Notes validly tendered and not validly withdrawn as of the Early Tender Deadline exceeds the Tender Cap, any such tendered Notes will be accepted on a pro rata basis as set forth in the Offer to Purchase, subject to a proration factor of approximately 75.17%. As described further in the Offer to Purchase, any Notes tendered and not accepted for purchase will be promptly credited to the tendering holder’s account. Since the Tender Offer for the Notes is fully subscribed at the Early Tender Deadline, the Issuers will not accept for purchase any Notes tendered after the Early Tender Deadline.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a registration statement or filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), only if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.

This Current Report on Form 8-K shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any Notes. Any offer to purchase the Notes will be made by means of the Offer to Purchase, nor shall there be any offer to purchase in any jurisdiction in which such an offer to purchase would be unlawful.

Item 8.01.	Other Events.

On June 26, 2024, the Company issued a press release announcing the early results of, and upsize in, the Tender Offer. A copy of the press release announcing the early results of, and upsize in, the Tender Offer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 8.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may be incorporated by reference in a registration statement or filing by the Company under the Exchange Act or the Securities Act only if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	Press Release of UGI Corporation dated June 26, 2024 announcing the early results and upsize of previously announced cash tender offer for AmeriGas Partners, L.P.’s and AmeriGas Finance Corp.’s 5.500% Senior Notes due 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

June 26, 2024	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary